ARTICLES OF AMENDMENT
                                  TO THE
                         ARTICLES OF INCORPORATION
                                    OF
                          R & D CONNECTIONS, INC.

     Pursuant to the applicable provisions of the Nevada Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

     FIRST:  The present name of the corporation is R & D Connections, Inc.

     SECOND: The following amendments to its Articles of Incorporation were adopted by the shareholders of the corporation on September 22, 1986 in the manner prescribed by Nevada law.

     1.   Article I is amended as follows:

                        ARTICLE I - CORPORATE NAME
     The name of the corporation (hereinafter called the Corporation) is Kara International, Inc.

     THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 3, 853,600 shares.

     FOURTH: The number shares voted for such amendment was 2,018,000 and the number voted against such amendments was -0-.

     DATED this 22nd day of September, 1986.

Attest:                       R & D CONNECTIONS, INC.

/s/Gilbert D. Freewald, Secretary   by:/s/Mark Anderson, President

                               VERIFICATION

STATE OF UTAH           )
                        : ss.
COUNTY OF SALT LAKE     )

     The undersigned being first duly sworn, deposes and states, that the undersigned is the Secretary of R & D Connections, Inc. that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the amendment duly adopted by the stockholders of the Corporation.

                              /s/Gilbert D. Freewald, Secretary

STATE OF UTAH           )
                        : ss.
COUNTY OF SALT LAKE     )

     Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of R & D Connections, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as their own free and voluntary act and deed pursuant to a corporate resolution for the uses and purposes set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 22nd day of September, 1986.

My Commission Expires:             /s/Thomas G. Kimble
1989                          --------------------------
                              Notary Public, residing at
                              Salt Lake City, Utah